Exhibit 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-160681) and the Registration Statements on Form S-8 (No. 33-80666, 333-61556, and 333-136698) of Bemis Company, Inc. of our report dated April 30, 2010, relating to the combined financial statements of Rio Tinto Alcan Packaging - Food Americas, a component of Rio Tinto Alcan Inc. and our report dated April 30, 2010 related to the combined financial statements of Alcan Packaging — Food Americas, a component of Alcan Inc.

/s/ PricewaterhouseCoopers LLP

Montréal, Quebec

May 12, 2010